UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 11, 2007

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46939 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 687-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Grant of Restrict Stock Purchase Rights

On June 11, 2007, the Compensation Committee of the Board of Directors of SourceForge, Inc. (“Registrant”) approved the grant of Restricted Stock Purchase Rights, granting the right to purchase shares of the Registrant’s Common Stock at a purchase price per share equal to the par value of the Registrant’s common stock ($.001) pursuant to the terms of a Restricted Stock Purchase Agreement(1), to the Registrant’s named executive officers in the following amounts:

Restricted Stock Purchase Rights with Time based Vesting(2)
Ali Jenab	280,000
Patricia S. Morris	100,000
Richard Marino, Jr.	80,000

(1)	The Registrant’s form of Restricted Stock Purchase Agreement was filed as Exhibit 10.1 to its Current Report Form 8-K dated August 31, 2006.

(2)
Restricted stock purchase rights granted with time based vesting will vest over three (3) years following the date of grant as follows: 33 1/3% on the one (1) year anniversary of the grant date; an additional 33 1/3% on the two (2) year anniversary of the grant date; and the remaining 33 1/3% on the three (3) year anniversary of the grant date, subject to the grantee continuing to serve as a service provider to the Registrant on each such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SourceForge, Inc. a Delaware corporation

By:	/s/ Ali Jenab
Ali Jenab President and Chief Executive Officer

Date: June 15, 2007

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